Exhibit 99C

THE VALSPAR PROFIT SHARING
RETIREMENT PLAN

FINANCIAL STATEMENTS FOR THE YEARS ENDED
OCTOBER 27, 1995 AND OCTOBER 28, 1994
AND INDEPENDENT AUDITORS' REPORT



THE VALSPAR PROFIT SHARING RETIREMENT PLAN

TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                         PAGE

INDEPENDENT AUDITORS' REPORT                                              1

FINANCIAL STATEMENTS:
    Statements of Net Assets Available for Benefits                       2
    Statements of Changes in Net Assets Available for Benefits            3
    Notes to Financial Statements                                         4

SUPPLEMENTAL SCHEDULES:
    Item 27a - Schedule of Assets Held for Investment Purposes           11
    Item 27d - Schedule of Reportable Transactions                       12




INDEPENDENT AUDITORS' REPORT


The Valspar Profit Sharing Retirement
   Plan Administrative Committee

We have audited the accompanying statements of net assets available for benefits of The Valspar Profit Sharing Retirement Plan (the Plan) as of October 27, 1995 and October 28, 1994 and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at October 27, 1995 and October 28, 1994 and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplementary schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


DELOITTE & TOUCHE LLP

January 8, 1996



THE VALSPAR PROFIT SHARING RETIREMENT PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
OCTOBER 27, 1995 AND OCTOBER 28, 1994
----------------------------------------------------------------------------------------

                                                                1995            1994

ASSETS:
    Investments (Note 3):
       Interest in Bond Fund Master Trust                   $ 11,154,321   $ 13,547,559
       Interest in Equity Fund Master Trust                   52,708,380     39,474,266
       Interest in Principal Protection Fund Master Trust     18,608,202     19,507,604
       The Valspar Corporation Common Stock                   18,899,634     11,987,143
       McWhorter Technologies, Incorporated
          Common Stock (Note 6)                                1,373,130      1,970,860
       Interest in collective funds                              493,832        406,692
                                                            ------------   ------------
              Total investments                              103,237,499     86,894,124

    Receivables:
       Employer's contributions                                4,855,440      4,692,361
       Employees' contributions                                  179,229        163,939
                                                            ------------   ------------

NET ASSETS AVAILABLE FOR BENEFITS                           $108,272,168   $ 91,750,424
                                                            ============   ============


See notes to financial statements.



THE VALSPAR PROFIT SHARING RETIREMENT PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEARS ENDED OCTOBER 27, 1995 AND OCTOBER 28, 1994
---------------------------------------------------------------------------------------------------

                                                                         1995             1994

ADDITIONS TO NET ASSETS ATTRIBUTED TO:
    Employer contributions                                         $   4,855,440    $   4,694,800
    Employee contributions                                             2,518,718        2,311,980
    Net investment gain - Balanced Fund Master Trust                                      339,954
    Net investment gain (loss) - Bond Fund Master Trust                1,163,123       (4,068,898)
    Net investment gain (loss) - Equity Fund Master Trust             12,890,511       (1,839,798)
    Net investment gain - Principal Protection Fund Master Trust       1,253,973        1,010,081
    Net investment gain (loss) - Collective Trust Funds                   19,815           (6,647)
    The Valspar Corporation Common Stock:
       Net investment gain                                             1,647,742        1,330,746
       Dividends                                                         274,964          103,457
    McWhorter Technologies, Incorporated Common Stock -
       Net investment (loss) gain                                       (379,128)         177,169
                                                                   -------------    -------------
                                                                      24,245,158        4,052,844

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO -
    Benefit payments                                                   7,723,414        6,403,195
                                                                   -------------    -------------

NET INCREASE (DECREASE)                                               16,521,744       (2,350,351)

NET ASSETS AVAILABLE FOR BENEFITS AT
    BEGINNING OF YEAR                                                 91,750,424       94,100,775
                                                                   -------------    -------------

NET ASSETS AVAILABLE FOR BENEFITS AT
    END OF YEAR                                                    $ 108,272,168    $  91,750,424
                                                                   =============    =============


See notes to financial statements.



THE VALSPAR PROFIT SHARING RETIREMENT PLAN

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED OCTOBER 27, 1995 AND OCTOBER 28, 1994
-------------------------------------------------------------------------------

1.       SIGNIFICANT ACCOUNTING POLICIES

         The accounting records of the Valspar Profit Sharing Retirement Plan (the Plan) are maintained on an accrual basis.

         Investments are stated at current fair value as determined by Norwest Bank Minnesota, N.A. (the Trustee), which holds the various investments. The Trustee values securities that are traded on a national exchange at the last reported sales price on the last business day of the year; investments traded in the over-the-counter market and listed securities for which no sales were reported on that date are valued at the average of the last reported bid and ask prices.

         Approved benefits payable representing the unpaid vested interest of participants who have withdrawn from the Plan were $191,646 and $433,606 at October 27, 1995 and October 28, 1994, respectively.

2.       DESCRIPTION OF THE PLAN

         The Plan is a defined contribution plan which covers substantially all employees of The Valspar Corporation (the Company) who are not participants in a defined benefit retirement plan sponsored by the Company. The Plan provides for retirement and termination benefits. The Company has agreed to contribute voluntarily such amounts as determined in accordance with the provisions of the Plan. The Company has the right under the Plan to terminate the Plan and discontinue such contributions at any anniversary date. In the event of the termination of the Plan, the assets of the Plan are to be set aside for the exclusive benefit of the participants or their beneficiaries.

         Contributions up to a maximum of 10% of the participants' eligible wages may be made as defined by the Plan. Contributions are comprised of both employee 401(k) contributions and Company contributions. Company contributions to the Plan are based on the Company's return on assets for the fiscal year ending coincident with the Plan year. Employee contributions vest immediately, and Company contributions vest after five years of service.

         Forfeitures resulting from the termination of plan participants less than 100% vested reduce the Company's contribution in the year of forfeiture. Total forfeitures were $146,027 and $97,842 in 1995 and 1994, respectively.

3.       INVESTMENTS

         Effective January 1, 1994, participants in the Plan have four investment options: the Principal Protection Fund, Bond Fund, Equity Fund, and Valspar Common Stock Fund. The Collective Trusts and McWhorter Common Stock Fund are not available as current investment options (see Note 6). Also effective January 1, 1994, participants may change their investment elections quarterly and may allocate their account balance among one or more of the options in increments of 5%.

         During 1993, the Plan offered participants a choice of three investment options for the investment of plan assets: the Balanced Fund, the Principal Protection Fund, and the Valspar Common Stock Fund. The Collective Trusts were not available as current investment options. Participants were able to change their investment elections twice annually and were able to allocate their account balance among the investment options in increments of 25%.

         The change in net assets available for benefits by investment option for the year ended October 27, 1995 is as follows:

                                                                Investment Options
                                                                      Valspar     McWhorter
                                                       Principal      Common       Common
                               Bond       Equity      Protection       Stock        Stock      Collective
                               Fund        Fund          Fund          Fund         Fund         Trusts          Total
       Additions to net
         assets attributed to:
         Employer con-
           tributions      $  626,481  $ 2,127,223  $   793,743  $  1,307,993                              $  4,855,440
         Employee con-
           tributions         330,451    1,043,218      416,770       728,279                                 2,518,718
         Net investment
           gain - Bond
           Fund             1,163,123                                                                         1,163,123
         Net investment
           gain - Equity
           Fund                         12,890,511                                                           12,890,511
         Net investment
           gain - Principal
           Protection Fund                            1,253,973                                               1,253,973
         Net investment
           gain - Collective
           Trust Funds                                                                        $    19,815        19,815
         Valspar Corporation
              Common
              Stock:
         Net investment
           gains                                                    1,647,742                                 1,647,742
         Dividends                                                    274,964                                   274,964
         McWhorter Tech-
              nologies, Incor-
              porated Com-
              mon Stock -
         Net investment loss                                                     $  (379,128)                  (379,128)
                           ----------  -----------  -----------  ------------ --------------  -----------  ------------
                            2,120,055   16,060,952    2,464,486     3,958,978       (379,128)      19,815    24,245,158

       Deductions from net
           assets attributed
           to -
         Benefit payments     996,351    2,823,827    3,473,329       324,661         89,346       15,900     7,723,414
                           ----------  -----------  -----------  ------------ --------------  -----------  ------------

       Net increase (decrease)
         prior to interfund
         transfers          1,123,704   13,237,125   (1,008,843)    3,543,895       (468,474)       3,915   16,521,744

       Interfund transfers (3,769,451)     (20,178)      72,399     3,763,261       (129,256)      83,225            -
                           ----------  -----------  -----------  ------------ --------------  -----------  -----------

       Net (decrease)
         increase       $  (2,645,747) $13,216,947  $  (936,444) $  7,397,578 $     (597,730) $    87,140 $ 16,521,744
                        =============  ===========  ===========  ============ ==============  =========== ============



         The change in net assets available for benefits by investment option for the year ended October 28, 1994 is as follows:

                                                                Investment Options
                                                                              Valspar    McWhorter
                                                               Principal      Common      Common
                           Balanced      Bond       Equity    Protection       Stock       Stock  Collective
                             Fund        Fund        Fund        Fund          Fund        Fund     Trusts      Total
       Additions to net
           assets
           attributed to:
         Employer con-
           tributions     $      380  $  869,197  $2,149,901  $  830,437  $  844,885                         $4,694,800
         Employee con-
           tributions        292,004     387,310     930,181     393,773     308,712                          2,311,980
         Net investment
           gain - Balanced
           Fund              339,954                                                                            339,954
         Net investment
           loss - Bond
           Fund                       (4,068,898)                                                            (4,068,898)
         Net investment
           loss - Equity
           Fund                                   (1,839,798)                                                (1,839,798)
         Net investment
           gain - Principal
           Protection Fund                                     1,010,081                                      1,010,081
         Net investment
           loss - Collective
           Trust Funds                                                                            $  (6,647)     (6,647)
         Valspar Corporation
              Common
              Stock:
         Net investment
           gains                                                           1,330,746                          1,330,746
         Dividends                                                           103,457                            103,457
         McWhorter Tech-
              nologies, Incor-
              porated Com-
              mon Stock -
         Net investment gain                                                          $  177,169                177,169
                          ----------  ----------  ----------  ----------  ----------  ----------  ---------  ----------
                             632,338  (2,812,391)  1,240,284   2,234,291   2,587,800     177,169     (6,647)  4,052,844
       Deductions from net
           assets attributed
           to -
         Benefit payments  1,031,990     863,969   1,614,194   2,577,307     254,194      47,141     14,400   6,403,195
                          ----------  ----------  ----------  ----------  ----------  ----------  ---------  ----------

       Net (decrease) increase
         prior to interfund
         transfers          (399,652) (3,676,360)   (373,910)   (343,016)  2,333,606     130,028    (21,047) (2,350,351)

       Interfund
         transfers       (70,541,410) 18,138,603  42,152,483   1,721,431   6,687,611   1,840,832        450           -
                        ------------  ----------  ----------  ----------  ----------   --------- ----------  ----------

       Net (decrease)
         increase     $  (70,941,062)$14,462,243 $41,778,573  $1,378,415  $9,021,217  $1,970,860  $(20,597) $(2,350,351)
                      ============== =========== ===========  ==========  ==========  ==========  ========= ===========


         As of October 27, 1995, the assets in the Equity Fund, the Bond Fund, and the Principal Protection Fund are maintained in three master trusts: the Equity Fund Master Trust, the Bond Fund Master Trust, and the Principal Protection Fund Master Trust, respectively. The Master Trusts hold assets for the Plan, Employee Pension Plans, and the Valspar Stock Ownership Plans. The Plan's ownership interest in the Equity Fund Master Trust, Bond Fund Master Trust, and Principal Protection Fund Master Trust was 86.1%, 99.7%, and 99.5%, respectively, on October 27, 1995 and 88.4%, 99.8%, and 99.8%, on October 28, 1994,
         respectively.

         Investments of the Master Trusts are determined on a unit value basis as determined by Norwest Bank Minnesota, N.A., Trustee.

         The fair values of investments of the Master Trusts in which the Plan invests are as follows:

                                                                   October 27,          October 28,
                                                                      1995                 1994
         Bond Fund Master Trust:
            Cash and short-term investment fund                  $         61,285    $       4,899,873
            United States Government securities                         6,660,887            3,895,630
            Municipal securities and foreign debt securities            1,965,748            2,475,928
            Corporate bonds and debentures                              1,225,316              748,537
            Mutual bond fund                                              963,823            1,454,752
            Accrued income                                                314,021              107,676
                                                                 ----------------    -----------------
                                                                 $     11,191,080    $      13,582,396
                                                                 ================    =================

         Equity Fund Master Trust:
            Cash and short-term investment fund                  $      1,985,685    $       1,021,007
            Common stock                                               40,047,826           29,348,260
            Collective equity fund                                     19,581,513           14,143,683
            Net amount (payable) receivable for
               settlements pending                                       (442,981)             191,024
            Accrued income                                                 26,853               25,525
                                                                 ----------------    -----------------
                                                                 $     61,198,896    $      44,729,499
                                                                 ================    =================

         Principal Protection Fund Master Trust -
            Collective trust funds                               $     18,705,323    $      19,548,234
                                                                 ================    =================




         The net investment income of the Master Trusts for the year ended are as follows:

                                                                    October 27,          October 28,
                                                                       1995                 1994

         Balanced Fund Master Trust:
            Interest                                                                 $         415,403
            Dividends                                                                           57,639
            Net gain on sale of assets                                                       5,086,535
            Unrealized asset depreciation                                                   (5,063,174)
            Investment advisory and management fees                                            (84,319)
                                                                                     -----------------
                                                                                     $         412,084
                                                                                     =================
         Equity Fund Master Trust:
            Interest                                             $        105,631    $          67,862
            Dividends                                                     345,839              230,022
            Net gain on sale of assets                                 12,675,572               27,329
            Unrealized asset appreciation (depreciation)                2,134,941           (2,430,634)
            Investment advisory and management fees                      (302,419)            (329,200)
                                                                 ----------------    -----------------
                                                                 $     14,959,654    $      (2,434,621)
                                                                 ================    =================
         Bond Fund Master Trust:
            Interest                                             $        660,932    $         339,568
            Net gain (loss) on sale of assets                              52,221             (982,517)
            Unrealized asset appreciation (depreciation)                  497,553           (3,409,123)
            Investment advisory and management fees                       (47,532)             (34,918)
                                                                 ----------------    -----------------
                                                                 $      1,163,174    $      (4,086,990)
                                                                 ================    =================
         Principal Protection Fund Master Trust:
            Interest                                             $        301,726    $       1,064,300
            Unrealized asset appreciation                                 870,297               15,177
            Net gain on sale of assets                                    164,321
            Investment advisory and management fees                       (78,735)             (68,490)
                                                                 ----------------    -----------------
                                                                 $      1,257,609    $       1,010,987
                                                                 ================    =================


4.       TRANSACTIONS WITH PARTIES-IN-INTEREST

         Fees paid during the year for trustee, recordkeeping, and other services rendered by parties-in-interest are paid directly by the plan sponsor.

5.       INCOME TAX STATUS

         In the Plan's latest determination letter, obtained on September 12, 1990, the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended to comply with new legislation enacted since receiving the determination letter. The Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

6.       MCWHORTER TECHNOLOGIES, INCORPORATED TRANSACTION

         On April 29, 1994, Valspar stockholders of record as of April 15, 1994 (including Plan participants with a portion of their account balance invested in Valspar stock as of that date) received a stock dividend of one share of McWhorter Technologies, Inc. common stock for every two shares of Valspar Corporation common stock held. The initial distribution of McWhorter Technologies, Inc. common stock is reflected as an interfund transfer from the Valspar Common Stock Fund in Note 3.

         The common stock of McWhorter Technologies, Inc. is not a current investment option of the Plan, and Plan participants may not increase the allocation of their account balance to McWhorter stock. Participants may make a one-time election to liquidate all of their shares of common stock of McWhorter Technologies, Inc. Proceeds from liquidation will be reinvested in the participants' accounts based on their current election options.






SUPPLEMENTAL SCHEDULES





THE VALSPAR PROFIT SHARING RETIREMENT PLAN

ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
OCTOBER 27, 1995
-------------------------------------------------------------------------------------------------------------------------

                                                   DESCRIPTION OF INVESTMENT
                                                   INCLUDING MATURITY DATE,
      IDENTITY OF ISSUE, BORROWER,                     RATE OF INTEREST,                                   CURRENT
        LESSOR, OR SIMILAR PARTY                    PAR, OR MATURITY VALUE                COST              VALUE

Common stock:
    The Valspar Corporation                               484,606 shares           $     15,378,397    $     18,899,634
    McWhorter Technologies,
       Incorporated                                        91,542 shares                  1,322,238           1,373,130

Interest in Collective Trust Funds:
    Norwest Intermediate U.S.
       Government Bond Fund                                  1,012 units                     56,188              62,733
    Norwest Managed Fixed Income
       Fund                                                  4,556 units                    114,280             127,208
    Norwest Short-term Investment
       Fund                                                301,636 units                    301,636             301,636
    Accrued income                                                                            2,255               2,255

Interest in Master Trust Funds:
    Equity Fund Master Trust                             4,092,456 units                 41,361,941          52,708,380
    Bond Fund Master Trust                                 998,178 units                 12,232,259          11,154,321
    Principal Protection Fund
       Master Trust                                      1,346,219 units                 14,836,960          18,608,202
                                                                                   ----------------    ----------------
                                                                                   $     85,606,154    $    103,237,499
                                                                                   ================    ================




THE VALSPAR PROFIT SHARING RETIREMENT PLAN

ITEM 27D - SCHEDULE OF REPORTABLE TRANSACTIONS
OCTOBER 27,1995
-----------------------------------------------------------------------------------------------------------------------

                                                                                                         CURRENT VALUE
                                                                                                         OF ASSETS AT
 IDENTITY OF              DESCRIPTION OF                                    PURCHASE        COST OF       TRANSACTION
PARTY INVOLVED           ASSET/TRANSACTION                                    PRICE          ASSET           DATE

Piper Jaffray Inc.   The Valspar Corporation Common Stock -              $  1,156,776   $  1,156,776      $  1,156,776
                          Purchased 31,608 shares in 21 transactions

McDonald &           The Valspar Corporation Common Stock -              $  6,120,250   $  6,120,250      $  6,120,250
  Company               Purchased 178,725 shares in 3 transactions
